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                                                                   EXHIBIT 99.02


VOTING DIRECTIVE                                                VOTING DIRECTIVE

                                HF BANCORP, INC.
                         CONFIDENTIAL VOTING DIRECTIONS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     As a Participant in the Hemet Federal Savings & Loan Association Employee Stock Ownership Plan, I hereby direct CNA Trust, as Trustee of the ESOP Trust which forms a part of such plan, to vote all shares of common stock of HF Bancorp, Inc. that are credited to my account in the ESOP Trust as of April 19, 1999 at the special meeting of stockholders of HF Bancorp to be held June 3, 1999 and at any adjournment thereof. Unless otherwise specified, all shares allocated to the undersigned's Plan account will be voted FOR the merger of HF Bancorp and Temple-Inland Inc., and in the discretion of the Trustee or its proxies upon any and all other matters that may properly come before such special meeting or any adjournment thereof. The Trustee shall vote all shares allocated to participants' Plan accounts for which properly completed confidential voting directions are not received prior to 5:00 p.m., Los Angeles time, on May 30, 1999 and all unallocated shares held in the ESOP Trust in the same proportion as the shares with respect to which properly completed confidential voting directions have been timely received from participants in the ESOP Trust.


                        (Please complete on other side)
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                                HF BANCORP, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.(0)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.


1. The approval and adoption of the Agreement and Plan of Merger by and among Temple-Inland Inc., HF Bancorp, Inc., Guaranty Federal Bank, F.S.B., an indirect wholly-owned subsidiary of Temple-Inland, and Hemet Federal Savings and Loan Association.

               [ ]  For           [ ]  Against           [ ]  Abstain

2. In the discretion of the proxies, and to vote upon such other business incident to the conduct of the special meeting as may properly come before the special meeting and any adjournment or postponement of the meeting, including, without limitation, a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies in order to approve the merger.

               [ ]  For           [ ]  Against           [ ]  Abstain

                                            Dated:
                                           ------------------------------------,
                                            1999

                                            Signature
                                            ------------------------------------

                     PLEASE DATE, SIGN AND RETURN PROMPTLY.
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                       INSTRUCTIONS TO PLAN PARTICIPANTS

     Please date and sign your name (exactly as it appears on the accompanying Confidential Voting Directions) in the space provided and return the Confidential Voting Directions in the enclosed postage-paid envelope to direct CNA Trust, as Trustee of the ESOP Trust, to vote your shares in the Plan.


     All shares of HF Bancorp's common stock allocated to your accounts in the Hemet Federal Savings & Loan Association Employee Stock Ownership Plan, whether vested or unvested, will be voted by CNA Trust, as the ESOP Trustee, according to your directions. IF THE CONFIDENTIAL VOTING DIRECTIONS ARE RETURNED SIGNED WITH NO VOTING DIRECTIONS MARKED, YOU WILL BE DEEMED TO HAVE DIRECTED THE ESOP TRUSTEE TO VOTE ALL SHARES ALLOCATED TO YOUR ACCOUNTS IN THE MANNER SPECIFIED IN BOLDFACE TYPE ON THE FRONT OF THE CONFIDENTIAL VOTING DIRECTIONS. THE ESOP TRUSTEE SHALL VOTE ALL SHARES ALLOCATED TO PARTICIPANTS' ACCOUNTS FOR WHICH PROPERLY COMPLETED CONFIDENTIAL VOTING DIRECTIONS ARE NOT RECEIVED PRIOR TO 5:00 P.M., LOS ANGELES TIME, ON MAY 30, 1999, AND ALL UNALLOCATED SHARES HELD IN THE ESOP TRUST, IN THE SAME PROPORTION AS THE SHARES WITH RESPECT TO WHICH PROPERLY COMPLETED CONFIDENTIAL VOTING DIRECTIONS HAVE BEEN TIMELY RECEIVED FROM PARTICIPANTS IN THE ESOP TRUST.


     PLEASE DATE, SIGN, AND RETURN THE CONFIDENTIAL VOTING DIRECTIONS PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, SO THAT YOUR SHARES WILL BE VOTED IN THE MANNER YOU DESIRE. YOU MAY REVOKE YOUR VOTING DIRECTIONS AT ANY TIME PRIOR TO 5:00 P.M., LOS ANGELES TIME, ON MAY 30, 1999.


     If, in addition to being a Participant with an account in the ESOP Trust, you were a stockholder of HF Bancorp on April 19, 1999, you will receive a separate Proxy and Proxy Statement from HF Bancorp. You are requested to sign, date and return that Proxy in the postage-paid envelope provided. Legal requirements provide for the separate solicitation of Participants with an account in the ESOP Trust who are also stockholders of HF Bancorp.